Exhibit 13.1
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of NCL Corporation Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Annual Report on Form 20-F for the year ended December 31, 2006 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Colin Sinclair Veitch
Dated: March 5, 2007	Name:	David Colin Sinclair Veitch
	Title:	President and Chief Executive Officer

/s/ Bonnie S. Biumi
Dated: March 5, 2007	Name:	Bonnie S. Biumi
	Title:	Executive Vice President and Chief Financial Officer